507324348.3 Exhibit 3.1 AMENDED AND RESTATED BYLAWS OF BIOLIFE SOLUTIONS, INC. Section 1. Law, Certificate of Incorporation and Bylaws 1.1. These Bylaws are subject to the certificate of incorporation of Biolife Solutions, Inc. (the “Corporation” and such certificate of incorporation, the “Certificate of Incorporation”). In these Bylaws (as amended, the “Bylaws”), references to law, the certificate of incorporation and Bylaws mean the law, the provisions of the certificate of incorporation and the Bylaws as from time to time in effect. Section 2. Stockholders 2.1. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these Bylaws or as may properly come before the meeting. Any annual meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. 2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer or the directors entitled to cast a majority of the votes of the whole Board of Directors. A special meeting of the stockholders also shall be called by the Chief Executive Officer or Secretary upon written request of the holders of thirty five percent (35%) of the outstanding shares entitled to vote thereat, or as otherwise required by law. Any such application by the stockholders shall state the purpose or purposes of the proposed meeting. Notice of a special meeting shall state the place, date, hour, and purposes of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. 2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the Chairperson of the Board of Directors, the Chief Executive Officer or the directors entitled to cast a majority of the votes of the whole Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment. 2.4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. 2.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting in accordance with Section 2.4 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each

507324348.3 Exhibit 3.1 stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.11 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. 2.6. Quorum of Stockholders. Except as otherwise provided by applicable law, by or pursuant to the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of one-third in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum shall attend. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity. 2.7. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election of directors shall be sufficient to elect directors and a majority of the votes affirmatively cast in favor of any question other than the election of directors shall decide the question, except when a larger or different vote is required by law, by the Certificate of Incorporation, by these Bylaws or by the rules or regulations of any stock exchange applicable to the Corporation or its securities. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. 2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be given by the stockholder or by his/her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. 2.9. Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his/her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Notwithstanding the foregoing, in the event that a stockholder seeks to nominate one or more directors pursuant to Section 3.3 of these Bylaws, the directors shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with Section 3.3 of these Bylaws. If the inspector shall determine that a stockholder has not complied with Section 3.3 of these Bylaws, the inspectors shall direct the person presiding over the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws; and the person presiding over the meeting shall so declare to the meeting and the defective nomination shall be disregarded. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

507324348.3 Exhibit 3.1 2.10. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his/her name; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. 2.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting (where permitted by or pursuant to the provisions of the Certificate of Incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting (where permitted by or pursuant to the provisions of the Certificate of Incorporation), shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, if any, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.11 at the adjourned meeting. 2.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the individual presiding over the meeting. The Board of Directors may adopt (by resolution or resolutions thereof) such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the individual presiding over the meeting of stockholders, may include, without

507324348.3 Exhibit 3.1 limitation, the following: (a) the establishment of an agenda or order of business for the meeting of stockholders; (b) rules and procedures for maintaining order at the meeting of stockholders and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting of stockholders after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants in the meeting of stockholders. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the individual presiding over any meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at the meeting, and, if the Board of Directors or the individual presiding over the meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before the meeting of stockholders and shall be disregarded and not be considered or transacted at the meeting, the individual presiding over the meeting shall declare to the meeting that such election, question or business was not properly made, proposed or brought before the meeting and shall be disregarded and not be considered or transacted at the meeting, and any such election, question or business shall not be considered or transacted at the meeting. Unless and to the extent determined by the Board of Directors or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. 2.13. Notice of Stockholder Business and Nominations. (a) Annual Meetings of Stockholders. (i) Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than a Nomination or Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than a Nomination or Nominations required by or pursuant to the provisions of the Certificate of Incorporation to be voted on solely and exclusively by the holders of any class (voting separately as a class) or series (voting separately as a series) of capital stock of the Corporation then outstanding) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.13. (ii) For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 2.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation, (2) such individual’s written consent to being named in any proxy statement as a nominee and to serving as director if elected, (3) a description of any direct or indirect compensation or benefit (including, without limitation, indemnification and/or advancement rights) to which the individual subject to such Nomination may be entitled under any agreement, arrangement or understanding with any person other than the

507324348.3 Exhibit 3.1 Corporation (including, without limitation, the amount of any such monetary compensation) in connection with such individual’s nomination or service as a director of the Corporation and (4) a description of any other material relationship or relationships between or among the individual subject to such Nomination and/or such individual’s affiliates and associates, on the one hand, and the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Nominations is/are made and/or such stockholder’s or beneficial owner’s respective affiliates and associates, or others acting in concert with such stockholder or beneficial owner or their respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate, associate or other person were the “registrant” for purposes of such rule and the individual subject to such Nomination was a director or officer of such registrant; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reason or reasons for conducting such Business at the meeting and any material interest or interests in such Business of such stockholder and of the beneficial owner, if any, on whose behalf the Business is proposed; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination, Nominations or Business is/are made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any of their respective affiliates or associates or others acting in concert with them, (2) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, (3) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, Nominations or Business and (4) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Business or elect the nominee or nominees subject to the Nomination or Nominations and/or (y) to otherwise solicit proxies from stockholders of the Corporation in support of such Nomination, Nominations or Business which representation must include a statement as to whether such holder or any beneficial owner intends to solicit the requisite percentage of the Corporation’s stock under Rule 14a-19 (“Rule 14a-19”) under the Exchange Act; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require (1) any individual subject to such Nomination to furnish such other information as the Corporation may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation if elected and (2) the stockholder giving notice to furnish such other information as the Corporation may reasonably require to demonstrate that any Business is a proper matter for stockholder action at an annual meeting of stockholders. (iii) Notwithstanding anything in the second sentence of Section 2.13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. (b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which one or more directors are to be elected by the stockholders generally entitled to vote pursuant to the Corporation’s notice of meeting (or any supplement thereto) as aforesaid (provided that the Board of Directors has determined that directors shall be elected at such meeting) (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and

507324348.3 Exhibit 3.1 who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors by the stockholders generally entitled to vote, any such stockholder entitled to vote in such election may make a Nomination or Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to Section 2.13(a)(i)(A), if the stockholder’s notice required by Section 2.13(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (i) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 2.13 shall be eligible for election at an annual or special meeting of stockholders, and only such Business shall be conducted at an annual or special meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by applicable law, the Board of Directors or the individual presiding over an annual or special meeting of stockholders shall have the power and duty to determine whether (A) a Nomination or any Business proposed to be brought before the meeting was or was not made, proposed or brought, as the case may be, in accordance with the procedures set forth in this Section 2.13 and (B) any proposed Nomination, Nominations or Business shall be disregarded or that such Nomination, Nominations or Business shall not be considered or transacted at the meeting. Notwithstanding the foregoing provisions of this Section 2.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination, Nominations or Business, such Nomination, Nominations or Business shall be disregarded and such Nomination, Nominations or Business shall not be considered or transacted at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. (ii) For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act. (iii) Nothing in this Section 2.13 shall be deemed to affect any (A) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8), (B) rights or obligations, if any, of stockholders with respect to the inclusion of a nominee in a universal proxy card pursuant to Rule 14a-19 (or any successor thereto) promulgated under the Exchange Act or (C) rights, if any, of the holders of any class or series of capital stock of the Corporation as provided for or filed by or pursuant to the Certificate of Incorporation and then outstanding to, solely and exclusively, elect one or more directors outstanding. Section 3. Board of Directors 3.1. Number. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3). The exact number of directors shall be fixed from time to time by a resolution adopted by a majority of directors. The number of directors may be increased at any time or from time to time by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders. 3.2. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each director shall hold office until the successors of such director’s class are elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

507324348.3 Exhibit 3.1 3.3. Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.13. Such nominations, other than those made by or at the discretion of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. 3.4. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. 3.5. Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause, shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law, the Certificate of Incorporation or these Bylaws as to the number of directors required for a quorum or for any vote or other actions. 3.6. Committees. The Board of Directors may, by vote of a majority of the whole Board of Directors, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these or by these Bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his/her alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request. 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. 3.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairperson of the Board of Directors, the Chief Executive Officer, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairperson of the Board of Directors, the Chief Executive Officer or any one of the directors calling the meeting. 3.9. Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering

507324348.3 Exhibit 3.1 written notice to the director’s last known business or home address at least 24 hours in advance of the meeting, (iii) by delivering notice by electronic mail or other electronic transmission at least 24 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him, or a waiver sent by electronic transmission by him, in either case before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. 3.10. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or these Bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors, with a minimum of two directors constituting a quorum. Any meeting may be adjourned from time to time by a majority of the affirmative votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. 3.11. Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors. 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. 3.13. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting. 3.14. Compensation. In the discretion of the board of directors, each director may be paid such fees for his/her services as director and be reimbursed from his/her reasonable expenses incurred in the performance of his/her duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor. 3.15. Interested Directors and Officers. (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if: (1) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors be less than a quorum: or (2) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholder entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

507324348.3 Exhibit 3.1 (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction. Section 4. Officers and Agents. 4.1. Enumeration: Qualification. The Board of Directors shall elect a Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and a Secretary, and shall choose a Chairperson of the Board of Directors from among its members. The Board of Directors may also choose a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his/her duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine. 4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his/her office and such additional duties and powers as the Board of Directors may from time to time designate. 4.3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents. 4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his/her respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his/her election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his/her authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power. 4.5. Chairperson of the Board of Directors, Chief Executive Officer. The Chairperson of the Board of Directors shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairperson of the Board of Directors, or if there is none the Chief Executive Officer, if such person also is a director, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors. Unless the Board of Directors otherwise specifies, the Chief Executive Officer shall have direct charge of all business operations of the Corporation and, subject to the control of the Board of Directors, shall have general charge and supervision of the business of the corporation. 4.6. Chief Financial Officer and Assistant Treasurers. Unless the Board of Directors otherwise specifies, the Chief Financial Officer shall be the Treasurer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the Chief Executive Officer. If no Controller is elected, the Chief Financial Officer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the Controller. Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. 4.7. Controller and Assistant Controller. If a Controller is elected, he shall, unless the Board of Directors otherwise specifies, be the Chief Accounting Officer of the Corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers and may be designated from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

507324348.3 Exhibit 3.1 Any Assistant Controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Controller. 4.8. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefore and shall file therein all actions by written consent of stockholders or directors. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he/she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He or she shall have such other duties and powers as may from time to time be designated by the Board of Directors or the Chief Executive Officer. Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer or the Secretary. Section 5. Resignations and Removals. 5.1. Any director or officer may resign at any time by delivering his/her resignation in writing or by electronic transmission to the Chairperson of the Board of Directors, the Chief Executive Officer, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director of officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his/her resignation or removal, or any right to damages on account of such removal, whether his/her compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. Section 6. Vacancies. 6.1. If the office of Chief Executive Officer or Chief Financial Officer or the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term and until his/her successor is chosen and qualified or in each case he or she sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.5 of these Bylaws. Section 7. Capital Stock. 7.1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has

507324348.3 Exhibit 3.1 ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of issue. 7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the board of directors may prescribe. Section 8. Transfer of Shares of Stock. 8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation. It shall be the duty of each stockholder to notify the Corporation of his/her post office address. 8.2. Record Date and Closing Transfer Books. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof and in accordance with Section 2.11, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 9. Indemnification. 9.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a

507324348.3 Exhibit 3.1 Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. 9.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 9 or otherwise. 9.3. Claims. If (a) a claim for indemnification (following the final disposition of such proceeding) under this Section 9 is not paid in full within sixty (60) days after a written claim therefor by the Covered Person has been received by the Corporation or (b) a claim for advancement of expenses under this Section 9 is not paid in full within twenty (20) days after a written claim therefor by the Covered Person has been received by the Corporation, as applicable, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In any such action to enforce a claim for indemnification under this Section 9, neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met such applicable standard of conduct. 9.4. Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right which any person may have or thereafter acquire under any statue, provision of the Certificate of Incorporation, by-law agreement, vote of stockholders or disinterested directors or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. 9.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. 9.6. Indemnification of Employees or Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 9 with respect to the indemnification and advancement of expenses of directors or officers of the Corporation. 9.7. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Section 9. 9.8. Effect of Amendment. Any amendment, repeal or modification of any provision of this Section 9 by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification. 9.9. Certain Terms. For purposes of this Section 9: (a) references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in

507324348.3 Exhibit 3.1 the same position under this Section 9 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. Section 10. General Provisions. 10.1. Corporate Seal. Subject to alteration by the directors, the seal of the Corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors. 10.2. Execution of Papers. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Secretary or the Treasurer. 10.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. 10.4. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Delaware General Corporation Law. 10.5. Amendments. These Bylaws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors. 10.6. Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation. 10.7. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. 10.8. Forum of Adjudication of Disputes. (a) Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the Delaware General Corporation Law, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this

507324348.3 Exhibit 3.1 Section 10.8(a) shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act. (b) Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. (c) Application. Failure to enforce the foregoing provisions of this Section 10.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.8. This Section 10.8 shall not apply to any action asserting claims arising under the Exchange Act. Adopted effective as of November 12, 2024.